SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Bulldog Investors, LLC
Attn: Phillip Goldstein
250 Pehle Avenue, Suite 708
Saddle Brook, NJ 07663
Phone: 201 881-7100
Fax: 201 556-0097

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials [x]
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

LMP Real Estate Income Fund
(Name of Registrant as Specified in Its Charter)

Bulldog Investors, LLC
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

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Fee paid previously with preliminary materials [].

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Bulldog Investors, 250 Pehle Avenue, Suite 708, Saddle Brook, NJ 07663
(201) 881-7111 // Fax: (201)556-0097 // pgoldstein@bulldoginvestors.com

DON'T LET LEGG MASON STEAL THE RIT ELECTION FROM US

	We estimate that Bulldog Investors had a slight lead over Legg Mason, RIT's manager, at the annual shareholder meeting on May 29th. However, RIT management claimed that a quorum was not present and, over our objection, unilaterally adjourned the meeting without a vote of the stockholders present at the meeting. Legg Mason will surely use this delay to solicit more votes in a last ditch attempt to steal the election. Let's not lose the chance to close the discount because of Legg Mason's gamesmanship. It is imperative that you vote to protect and maximize the value of your investment in RIT!

PLEASE VOTE THE GREEN PROXY IMMEDIATELY. IF YOU HAVE ALREADY VOTED MANAGEMENT'S PROXY (EVEN IF YOU VOTED AGAINST THE BOARD'S NOMINEES), YOU MUST VOTE OUR GREEN PROXY IN ORDER TO ELECT OUR NOMINEES AND ADOPT THE SELF-TENDER OFFER PROPOSAL.

You may vote your proxy online at WWW.PROXYVOTE.COM or by telephone at 1-800-454-8683 if your shares are held in street name. Alternatively, you can mail the GREEN proxy card in the enclosed envelope but please do it today. If you have any questions about how to vote your proxy, please call InvestorCom at 1-877-972-0090.

						Very truly yours,

						/S/ Phillip Goldstein

						Phillip Goldstein
							Principal